UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 29, 2005

TIVO INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27141	77-0463167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2160 Gold Street, Alviso, California	95002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 519-9100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

On July 29, 2005, we entered into an at-will employment transition agreement with Michael Ramsay, our former Chief Executive Officer and Chairman of the Board, and a current member of TiVo Inc.’s Board of Directors. Pursuant to this employment transition agreement, as approved by TiVo’s Board, Mr. Ramsay will provide services to TiVo that include, among other things, assistance with executive transition matters, service as Chairman of the Technology Advisory Committee of TiVo’s Board and TiVo’s beta test program, cooperation with existing or future litigation, and the provision of other advice and assistance that falls within Mr. Ramsay’s knowledge and expertise. Mr. Ramsay’s employment agreement may be terminated by either TiVo or Mr. Ramsay at any time. Mr. Ramsay’s entry into this transition employment agreement was conditioned upon his execution of a full and complete general release. The term of Mr. Ramsay’s employment agreement consists of a First Transition Period, which runs from the effective date of the agreement through September 9, 2005, a Second Transition Period, which will continue for an additional six (6) months, and is renewable for additional six (6) month Subsequent Transition Periods upon mutual agreement.

During the First Transition Period, Mr. Ramsay will remain an employee of TiVo, in addition to his service on TiVo’s Board, and will receive his current salary and remain eligible to participate in all standard employee benefit plans and programs, including group medical, dental, vision, life and disability insurance. He will also receive payment of fifty percent (50%) of his target cash bonus for the current fiscal year based on TiVo’s achievement of the relevant performance targets through July 31, 2005. In the event that fifty percent (50%) of his target cash bonus for the current fiscal year would be higher based on TiVo’s actual performance for the full fiscal year, TiVo will pay Mr. Ramsay the amount of such actual difference following the end of the current fiscal year. At the end of the First Transition Period, Mr. Ramsay will be paid all accrued, but unpaid vacation earned as of such date.

During the Second and Subsequent Transition Periods, Mr. Ramsay will remain an employee of TiVo, receive a salary of $100,000 per year, payable monthly, and will continue to remain eligible for all standard employee benefit plans and programs.

Mr. Ramsay will continue to serve as a member of the Board and will only be nominated for future terms on the Board at the mutual agreement of Mr. Ramsay and the Board. After September 9, 2005, Mr. Ramsay will be eligible to receive any compensation paid or granted to non-employee members of the Board in the future.

During the term of his employment, TiVo will reimburse Mr. Ramsay for expenses and any time spent in excess of 20 hours per week (including time spent as an employee or providing litigation cooperation) at a rate of $250 per hour. Following termination of his employment, TiVo will reimburse Mr. Ramsay for expenses and any time spent at a rate of $250 per hour.

During the term of his employment agreement, and so long as Mr. Ramsay continues to serve as a member of the Board or otherwise as a consultant or employee of TiVo, with the exception of the stock options to purchase 250,000 shares granted on March 11, 2005, all of Mr. Ramsay’s unexercised stock awards will continue to vest and be exercisable, pursuant to the terms of TiVo’s equity plans and stock award agreements as originally granted. The vesting of the stock options to purchase 250,000 shares granted to Mr. Ramsay on March 11, 2005 will be adjusted to double the length of the remaining vesting period and to proportionately adjust the number of stock awards scheduled to vest on each vesting date during the remaining vesting period so that all of the stock awards will be vested at the end of the revised vesting schedule.

The employment agreement provides that, in the event Mr. Ramsay’s employment with TiVo is terminated by TiVo other than for “cause” (as defined in the agreement) or “disability” (as defined in the agreement) or is terminated by Mr. Ramsay with “good reason” (as defined in the agreement), he will be entitled to an additional six (6) months of salary from the date of termination and will be eligible for up to an additional six (6) months of benefits.

If, prior to August 1, 2007, Mr. Ramsay’s service as a member of TiVo’s Board is terminated (1) by TiVo for any reason other than for cause, or (2) if Mr. Ramsay resigns from the Board following his “constructive termination as a director” (as defined in the agreement) or (3) if he is not renominated for election to the Board at or following expiration of his current term, or if at anytime Mr. Ramsay’s employment is terminated due to his death or disability, then a portion of Mr. Ramsay’s outstanding, unvested stock awards will automatically accelerate on the date of termination in an amount equal to the lesser of the number of stock awards which would have vested over the twelve (12) months following the date of termination or the number of stock awards which would have vested had his service terminated on July 31, 2007 (except that such amount cannot be less than six (6) months of vesting). If on or after August 1, 2007 (1) Mr. Ramsay’s service as a member of TiVo’s Board is terminated by TiVo for any reason other than for cause, or (2) if Mr. Ramsay resigns from the Board following his “constructive termination as a director” or (3) if he is not renominated for election to the Board following expiration of his current term, then a portion of Mr. Ramsay’s outstanding, unvested stock awards will automatically accelerate on the date of termination in an amount equal to the number of stock awards which would have vested over the six (6) months following the date of termination. In addition, in the event that Mr. Ramsay’s employment is terminated due to his death or disability, or his service to the Board is terminated by TiVo other than for cause, if Mr. Ramsay resigns from the Board following his “constructive termination as a director,” or if he is not renominated for election to the Board at or following expiration of his current term, Mr. Ramsay’s then outstanding stock awards will remain exercisable for up to one (1) year following such termination. Should Mr. Ramsay’s employment with TiVo continue after termination of his Board service, he will continue to vest in his then outstanding stock awards in addition to receiving acceleration of those shares described above (such that the shares that would otherwise vest last shall accelerate). Mr. Ramsay’s receipt of severance benefits under the employment transition agreement is conditioned upon his execution of a release.

Additionally, in the event of a “change of control” (as defined in the agreement), Mr. Ramsay’s outstanding, unvested stock awards will automatically accelerate on the date of the change of control as to the lesser of the number of stock awards which would have vested over the twelve (12) months following the date of termination or the number of stock awards which would have otherwise vested through July 31, 2007 (except that such amount cannot be less than nine (9) months of vesting). In addition, in the event of a change of control, Mr. Ramsay’s then outstanding stock awards will remain exercisable for up to one (1) year following any termination of his employment or service to TiVo. Should Mr. Ramsay’s employment with TiVo and/or his Board service continue after such a change of control, Mr. Ramsay will continue to vest in his then outstanding stock awards in addition to receiving acceleration of those shares described above (such that the shares that would otherwise vest last shall accelerate), except that he will not be entitled to any additional acceleration of his stock awards upon a later termination of his Board service.

The employment transition agreement contains restrictive covenants regarding non-competition, confidentiality, non-solicitation and non-disparagement.

The foregoing description of our transition employment agreement with Mr. Ramsay is qualified in its entirety by reference to the provisions of the agreement which will be filed as an exhibit to TiVo’s Form 10-Q for the quarter ending July 31, 2005.

ITEM 1.02. Termination of a Material Definitive Agreement.

As of the effective date of his new employment transition agreement, Mr. Ramsay’s existing Change of Control Severance Agreement, dated December 29, 2003, was terminated and superseded in its entirety by the new agreement’s change of control provisions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIVO INC.

Date: August 4, 2005	By:	/s/ David H. Courtney
David H. Courtney
Executive Vice President, Group Executive, Corporate Products & Services Group, and Chief Financial Officer
(Principal Financial and Accounting Officer)